UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Certain Officers

Effective July 22, 2025, Pamela Levesque, 67, was appointed by the board of directors of CPI Aerostructures, Inc. (the “Company”) to the positions of Interim Chief Financial Officer and Secretary. Ms. Levesque will also serve as Interim Chief Financial Officer and Secretary of each of the Company’s wholly owned subsidiaries, Welding Metallurgy, Inc. and Compac Development Corporation. Philip Passarello, who resigned as Chief Financial Officer and Secretary of the Company and its subsidiaries on July 22, 2025, will assist in the transition of Chief Financial Officer responsibilities to Ms. Levesque as Vice President of Finance.

Ms. Levesque has been a Company director since October 2023. Since March 2017, Ms. Levesque has served as Vice President and Chief Financial Officer of APL Investments LLC. From June 2015 until February 2017, Ms. Levesque held the position of Director of Business Operations at Aerojet Rocketdyne, where she played a key role in the financial integration of the Rocketdyne acquisition. Prior to that, Ms. Levesque served as a financial consultant at Arnold-Hanafin Corp from July 2014 until May 2015. Ms. Levesque also held the position of Group Chief Financial Officer, Structures & Systems at AAR Corp. from April 2009 until June 2014, where she oversaw six manufacturing businesses, including two international entities. A significant portion of her career was spent at Pratt & Whitney from July 1979 until January 2008, then a division of United Technologies, where she initially began as an analytical engineer and ascended through the ranks to become Manager of Financial Operations, Business Unit Controller, and Director of Financial Operations.

Ms. Levesque will be paid a base salary at the rate of $350,000 per annum and the Company will issue her, on a monthly basis in arrears, a number of fully vested shares of its common stock having an aggregate value of $17,500 (or a prorated amount for any partial month). The number of shares issued for each month will be determined based on the closing price of the Company’s common stock on the last trading day of that month. The shares will be issued pursuant to the Company’s 2016 Long Term Incentive Plan.

Ms. Levesque will continue to serve as a Company director. As an executive director, she is no longer eligible to receive compensation provided to non-employee directors. Her service on the Company’s audit and finance committee and nominating and corporate governance committee ended upon her appointment, as membership on those committees is limited to independent directors. Her continued service on the board of directors is subject to the Company’s policies with respect to executive directors.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2025	CPI AEROSTRUCTURES, INC.

	By:	/s/ DORITH HAKIM
DORITH HAKIM
Chief Executive Officer